SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    ---------



                                    FORM 8-K




                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




        Date of Report (Date of earliest event reported): March 14, 1997





                     HEALTH AND RETIREMENT PROPERTIES TRUST
               (Exact name of registrant as specified in charter)



      Maryland                    1-9317                       04-6558834
   (State or other           (Commission file                 (IRS employer
   jurisdiction of                number)                   identification no.)
   incorporation)

         400 Centre Street, Newton, Massachusetts               02158
         (Address of principal executive offices)             (Zip code)


Registrant's telephone number, including area code: 617-332-3990

Item 5. Other Events.

      The following unaudited pro forma financial information and other data of Health and Retirement Properties Trust (the "Company") for the year ended December 31, 1996 reflects the transactions contemplated by the previously disclosed Merger Agreement dated February 17, 1997 between the Company and Government Property Investors, Inc., utilizing a $19 7/8 price per share of the Company's common shares of beneficial interest ("Common Shares") and the Company's public offering of 23,500,000 Common Shares at a price to the public of $18 7/8 per share. Such unaudited pro forma financial information and other data modifies and supersedes the unaudited pro forma balance sheet, unaudited pro forma statement of income and the adjusted pro forma data and the notes related thereto contained in the Company's Current Report on Form 8-K dated February 17, 1997 in their entirety.

Item 7.  Financial Statements, Pro Forma Financial Information
                  and Exhibits.

         (b) Pro Forma Financial Information and Other Data (see index on page F-1)

         (c)   Exhibits

         1.1 Underwriting Agreement, dated March 14, 1997 among the Company and the Underwriters named in Schedule I thereto.

         8.1   Opinion of Sullivan & Worcester LLP re: tax matters.

        23.1   Consent of Sullivan & Worcester LLP (contained in Exhibit 8.1)

                                    Contents


Index to Pro Forma Financial and Other Data

Unaudited Pro Forma Balance Sheet and Other Data and Unaudited Pro Forma Statement of
   Income and Other Data Background Information ...........................................F-2

Unaudited Pro Forma Balance Sheet and Other Data ..........................................F-3

Unaudited Pro Forma Statement of Income and Other Data ....................................F-4

Notes to Pro Forma Financial Data and Other Data ..........................................F-5


                     HEALTH AND RETIREMENT PROPERTIES TRUST

              Unaudited Pro Forma Balance Sheet and Other Data and
                     Unaudited Pro Forma Statement of Income
                      and Other Data Background Information

     The following unaudited pro forma balance sheet at December 31, 1996 and unaudited pro forma statement of income for the year ended December 31, 1996 are intended to present the financial position and results of operations of the Company as if the transactions described in the Notes were consummated on December 31, 1996 and January 1, 1996, respectively. These unaudited pro forma financial statements should be read in conjunction with the separate financial statements of the Company and of Government Property Investors, Inc. (the "Seller"), both for the year ended December 31, 1996, and both included in the Company's Current Report on Form 8-K dated February 17, 1997. These unaudited pro forma financial statements are not necessarily indicative of the expected financial position or results of operations of the Company for any future period. Differences would result from, among other considerations, future changes in the Company's portfolio of investments, changes in interest rates, changes in the capital structure of the Company, delays in the acquisition of certain properties, and changes in property level operating expenses.

       The following unaudited pro forma balance sheet and unaudited pro forma statement of income were prepared pursuant to the Securities and Exchange Commission's rules for the presentation of pro forma data. The pro forma and adjusted pro forma data give effect to the acquisition by the Company of the Government Office Properties (the "Transaction") from the Seller and an offering of 23,500,000 common shares of beneficial interest ("Shares") to fund the payment of certain debt of the Seller and the Company. Certain properties expected to be acquired by the Company are currently under construction or development by the Seller or third parties. Other properties were under construction or renovation during 1996 when they were owned or under development by the Seller. The accompanying pro forma operating data does not give further effect to the completion of construction or the related lease commencement for any period prior thereto. Construction projects not completed by December 31, 1996 are likewise not reflected in the pro forma balance sheet data. Rather, the effect of completion of these construction projects is presented separately from the pro forma data as described in the accompanying notes. The Company believes that a display of such adjusted pro forma data is meaningful and relevant to the understanding of the Transaction and, accordingly has presented such data in the final two columns, labelled "Other Data," on the accompanying pages.

                     Health and Retirement Properties Trust
                Unaudited Pro Forma Balance Sheet and Other Data
                             (dollars in thousands)
                                  (unaudited)


                                                           Pro Forma Data                                        Other Data
                           -----------------------------------------------------------------------------  -------------------------
                                      HRPT                   Government Office
                           ---------------------------  ----------------------------

                           Historical    Adjustments   Historical    Acquisitions    Pro Forma  Pro Forma     Other      Adjusted
                           December 31,                December 31,                 Adjustments            Adjustments   Pro Forma
                            1996 (A)        (B)          1996 (C)       (D)                                    (M)
                           --------------------------------------------------------------------------------------------------------

        ASSETS
Real estate properties,
at cost:
  Land                     $   93,522    $  537        $ 64,850      $ 4,258        $  8,212       $ 171,379  $ 6,071    $  177,450
  Buildings and
   improvements               912,217     4,838         278,085       18,257          36,147       1,249,544   25,101     1,274,645
                            -------------------------------------------------------------------------------------------------------
                            1,005,739     5,375         342,935       22,515          44,359       1,420,923   31,172     1,452,095
  Less accumulated
   depreciation                76,921         0           8,026                       (8,026)         76,921        0        76,921
                            -------------------------------------------------------------------------------------------------------
                              928,818     5,375         334,909       22,515          52,385 (E)   1,344,002   31,172     1,375,174

Real estate mortgages         150,205         0               0            0               0         150,205        0       150,205
Investment in HPT             103,062         0               0            0               0         103,062        0       103,062
Cash and cash equivalents      21,853    (5,375)            776            0          (5,212)(F)      12,042        0        12,042
Interest and rent
   receivables                 11,612         0           4,436            0               0          16,048        0        16,048
Deferred interest and
  finance costs, net
  and other assets             13,972         0          24,822            0          (9,325)(G)      29,469        0        29,469
                            -------------------------------------------------------------------------------------------------------
                           $1,229,522        $0        $364,943      $22,515         $37,848      $1,654,828  $31,172    $1,686,000
                            =======================================================================================================


LIABILITIES AND SHAREHOLDERS' EQUITY

Bank notes payable         $  140,000         0              $0      $20,240       ($155,433)(H)      $4,807  $29,382       $34,189
Senior notes and bonds
  payable, net                124,385         0               0            0               0         124,385        0       124,385
Mortgages payable                   0         0         311,081            0        (264,387)(I)      46,694        0        46,694
Convertible subordinated
  debentures                  227,790         0               0            0               0         227,790        0       227,790
Accounts payable and
  accrued expenses             18,319         0          12,018            0             901 (J)      31,238        0        31,238
Security deposits               8,387         0               0            0               0           8,387        0         8,387
Due to affiliates               2,593         0          47,520            0         (47,520)(K)       2,593        0         2,593

Shareholders' equity:
  Seller deficit                    0         0          (5,676)           0           5,676 (K)           0        0             0
  Preferred shares                  0         0               0            0               0               0        0             0
  Common shares of
    beneficial interest,
    $.01 par value                669         0               0            1             274 (L)         944        1           945
  Additional paid-in
    capital                   795,263         0               0        2,274         498,337 (L)   1,295,874     1,789    1,297,663
  Cumulative net income       306,298         0               0            0               0         306,298         0      306,298
  Distributions of cash
    available from
    operations               (394,182)        0               0            0               0        (394,182)        0     (394,182)
                            -------------------------------------------------------------------------------------------------------
      Total shareholders'
        equity                708,048         0          (5,676)       2,275         504,287       1,208,934     1,790    1,210,724
                            -------------------------------------------------------------------------------------------------------
                           $1,229,522        $0        $364,943      $22,515         $37,848      $1,654,828   $31,172   $1,686,000
                            =======================================================================================================


                     Health and Retirement Properties Trust
                  Pro Forma Statement of Income and Other Data
                   (amounts in thousands, except share data)
                                  (unaudited)

                                                 Pro Forma Data                                                   Other Data
                    -------------------------------------------------------------------------------------   -----------------------
                              HRPT                       Government Office
                    --------------------------    ---------------------------
                       1996                          1996                        Pro Forma                      Other      Adjusted
                    Historical(N)  Adjustments    Historical(S)  Acquisitions    Adjustments     Pro Forma   Adjustments   Pro Forma
                    -------------  -----------    ----------     ------------    -----------     ---------   -----------   --------

Revenues:
  Rental income        $98,039      $20,399 (O)    $36,523         $15,055 (T)        --         $170,016      $8,391(Z)   $178,407
  Interest income       22,144         (396)(P)        780            --              --           22,528         --         22,528
                    ----------------------------------------------------------------------------------------------------------------
     Total revenues    120,183        20,003        37,303          15,055            --          192,544       8,391       200,935
                    ----------------------------------------------------------------------------------------------------------------
Expenses:
  Interest              22,545        11,624 (Q)    28,730           8,313 (U)     (42,031)(V)     29,181       1,873(AA)     31,054
  Operating expenses     3,776           328 (O)     8,657           5,605 (T)       1,073 (W)     19,439       1,107(Z)      20,546
  Depreciation and
    amortization        22,106         4,402 (O)     6,357           1,144 (T)         932 (X)     34,941         627(Z)      35,568
  General and
    administrative       7,055           943 (O)     5,570            --            (3,493)(W)     10,075         155(Z)      10,230
                    ----------------------------------------------------------------------------------------------------------------
      Total expenses    55,482        17,297        49,314          15,062         (43,519)        93,636       3,762         97,398
                    ----------------------------------------------------------------------------------------------------------------
Net income before
  equity income and
  extraordinary item    64,701         2,706       (12,011)            (7)          43,519         98,908       4,629        103,537
HPT equity income        8,860          --             --             --              --            8,860         --           8,860
Gain on HPT equity
  transaction            3,603          --             --             --              --            3,603         --           3,603
                    ----------------------------------------------------------------------------------------------------------------
Income before
  extraordinary item   $77,164        $2,706      $(12,011)           $(7)         $43,519       $111,371      $4,629       $116,000
                    ----------------------------------------------------------------------------------------------------------------
Average shares
  outstanding           66,255           633 (R)       --             --            27,562 (Y)     94,450          90(BB)     94,540
                    ================================================================================================================
Per Share Data:
Income before
  extraordinary item    $1.16                                                                      $1.18                      $1.23
                        =====                                                                      =====                      =====


                     Health and Retirement Properties Trust
                Notes to Pro Forma Financial Data and Other Data
                  (dollars in thousands except share amounts)


                       Pro Forma Balance Sheet Adjustments

A. Represents the historical balance sheet of the Company at December 31, 1996.

B. Represents the acquisition by the Company of a medical office building in January 1997, purchased with cash on hand.

C.   Represents the historical balance sheet of the Seller at December 31, 1996.

D. In connection with the Transaction, the Company expects to purchase two properties (the "Contract Properties") from third parties simultaneously with the consummation of the Transaction for an aggregate purchase price of approximately $22,515 consisting of approximately $20,240 in cash to such third parties and the remainder in Shares to the Seller.

E. Represents the adjustment from the Seller's historical basis in existing assets to the new basis of the Company as a result of the Transaction.

F.   Represents the net use of cash on hand in connection with the Transaction.

G. Represents adjustment to eliminate certain other assets (primarily deferred financing fees) of the Seller and to reflect certain assets acquired in connection with the Transaction including prepaid expenses ($1,750), minimum payment due to the Seller with respect to certain potential acquisitions ($8,000) and the value of one property held for future disposition ($5,747).

H. Represents repayments under the Bank Credit Facility as a result of the assumed offering and the Transaction.

I. Represents repayment of secured financing of the Seller with the exception of $46,694 that is not expected to be repaid as part of the Transaction.

J. Represents adjustment to record accounts payable, accrued expenses and deferred minimum acquisition fees assumed by the Company as part of the Transaction.

K. Represents the elimination of the Seller's historical net retained deficit and removal of Seller affiliate debt not assumed or paid by the Company as part of the transaction.

L.   Represents the following:

     Gross Proceeds from the assumed offering
       (23,500,000 Shares at $18.875/Share)                         $443,563
     Estimated expenses from the assumed offering                    (23,410)
                                                                     -------
                                                                     420,153
     Value of Transaction Shares (3,947,556 shares
       at $19.875/Share)                                              78,458
                                                                     -------
                                                                    $498,611
                                                                     =======

     Par value of Shares                                                 274
     Additional paid-in capital                                     $498,337
                                                                     -------
                                                                    $498,611
                                                                     =======

                     Health and Retirement Properties Trust
                Notes to Pro Forma Financial Data and Other Data
                  (dollars in thousands except share amounts)


                     Other Data - Balance Sheet Adjustments

M. In connection with the Transaction, the Company expects to purchase three properties currently under construction and complete the construction of one additional property (the "Construction Properties"), all of which are expected to be substantially complete in 1997, subsequent to the closing of the Transaction, for an aggregate cost of approximately $31,172, consisting of approximately $29,382 in cash and $1,790 in Shares.

                          Income Statement Adjustments

N. Represents the historical income statement of the Company for the year ended December 31, 1996.

O. Represents adjustments to rent and expenses arising from the Company's acquisitions completed during 1996 and 1997, assuming the current contractual rents were in effect since January 1, 1996. Property level expense adjustments represent the annualized historical operating expenses for one gross lease property acquired. Depreciation expense adjustements assume an average building life of 40 years. Also reflects adjustments to general and administrative expenses which would arise from the Company's 1996 and 1997 completed investment transactions.

P. Represents reduction of interest income arising from the use of cash balances to fund a portion of the Company's 1996 acquisitions.

Q. Represents pro forma effect on interest expense related to financing placed during 1996 to fund the Company's acquisitions at an average interest cost of 6.38%.

R. Represents the impact of convertible debentures converted during 1996 as if such shares were issued on January 1, 1996.

S. Represents the historical income statement of the Seller for the year ended December 31, 1996.

T. Represents adjustments to rent and expenses arising from the Seller's acquisitions of operating properties completed during 1996 and, additionally, the acquisitions of the Contract Properties, assuming the current contractual rents were in effect since January 1, 1996. Property level expense adjustments are established for the purposes of this pro forma presentation as equal to the percentage of rents which is the same percentage of rents as was represented by property level operating expenses for the properties which were owned by the Seller during 1996.
     Depreciation expense adjustments assume an average building life of 40 years.

U. Represents the effect on interest expense of the Seller's acquisition financing activity assuming such financing occured on January 1, 1996 at a weighted average interest rate of 7.42%. For purposes of interest expense related to the Contract Property acquisition, it has been assumed for purposes of this pro forma presentation that the cost of borrowing is equal to the cost of borrowing of the Company under its Bank Credit Facility at a weighted average interest rate of 6.38%. Such costs are believed to be less than the costs that could have been acheived by the Seller had the Seller undertaken to acquire such properties on a stand-alone basis. See Note D and Note H, above.

                     Health and Retirement Properties Trust
                Notes to Pro Forma Financial Data and Other Data
                  (dollars in thousands except share amounts)


V. Represents the reduction of interest expense arising from the Company's repayment of all of the Seller's mortgage and affiliate debt, except $46,694 of mortgage debt that is not expected to be repaid as part of the Transaction, and the reduction of interest expense arising from expected net reductions in the balance of the Company's Bank Credit Facility with the use of proceeds from the assumed offering discussed in Note M, above.

W. Represents the net reduction in administrative expenses arising from the differences in the Company's cost structure (which include the full year effect of general and administrative and property management services) and the cost structure of the Seller (which included the employment by the Seller of separate property management companies for certain of the Government Office Properties under separate fee arrangements and costs related to administrative, financial, acquisition and other activities performed by the Seller's management).

X. Represents the effect on depreciation arising from the adjustment of the Seller's historical basis in existing assets to the new basis of the Company as a result of the Transaction.

Y. Represents the impact on weighted average shares from the assumed offering and the Transaction as discussed in Note M above.

                    Other Data--Income Statement Adjustments

Z. Represents the adjustment to reflect current rents from existing leases for properties under construction during the 1996 period and the Construction Properties assuming such leases and related contractual rents were in effect as of January 1, 1996. Property level expense adjustments are established for the purposes of this adjusted pro forma presentation as equal to the percentage of rents which is the same percentage of rents as was represented by property level operating expenses for the properties which were owned by the Seller during 1996. Property level expense adjustments and general and administrative expense adjustments also include the full year impact of the Company's cost structure discussed in Note W, above. Depreciation expense adjustments assume an average building life of 40 years.

AA. Represents interest expense related to increased borrowings necessary for the acquisition and completion of the properties under construction during 1996 (see Note Z) and the Construction Properties.


BB. Represents balance of Transaction Shares to be issued in connection with the acquisition of the Construction Properties.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                         HEALTH AND RETIREMENT PROPERTIES TRUST



                                         By: /s/ David J. Hegarty
                                             -----------------------------------
                                             David J. Hegarty, President

Date: March 14, 1997